SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

February 22, 2005

(Date of earliest event reported)

R&G FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Puerto Rico	0-22137	66-0532217

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

280 Jesús T. Piñero Ave., Hato Rey, San Juan, Puerto Rico	00918

(Address of principal executive offices)	(Zip Code)

(787) 758-2424

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Item 7.01 Regulation FD Disclosure

On February 22, 2005 R&G Financial Corporation issued a press release announcing the successful completion on Friday February 18, 2005 of its previously announced acquisition of 18 branches by R-G Crown Bank, its Florida-based federal savings bank subsidiary, from Wachovia Bank, N.A. the successor by merger to SouthTrust Bank. The press release is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits

     (a) Not applicable.

     (b) Not applicable.

     (c) The following exhibit is included with this Report:

     Exhibit 99.1 Press Release

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R&G FINANCIAL CORPORATION
By:	/s/ JOSEPH R. SANDOVAL
Joseph R. Sandoval
Executive Vice President and Chief Financial Officer

Date: February 22, 2005